UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011, the Board of Directors (the “Board”) of Kohlberg Capital Corporation (the “Company”), in connection with the appointment of C. Turney Stevens as chairman of the Board’s  newly created nominating and corporate governance committee as further described in Item 8.01 of this Current Report on Form 8-K, awarded Mr. Stevens an annual fee of $5,000 with respect to such service.  The Board also awarded an annual fee of $5,000 to Albert G. Pastino in connection with his appointment as the Board’s lead independent director, as further described in Item 8.01 of this Current Report on Form 8-K.  Such annual fees are in addition to other fees payable to Messrs. Stevens and Pastino for their Board and other committee services, as disclosed in the Company’s prior SEC filings.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2011 Annual Meeting of Shareholders

The Company held its Annual Meeting of Shareholders on June 10, 2011 (the “Annual Meeting”), for which proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.  The following four matters were voted on by the Company’s shareholders:

1.	Election of Directors

Albert G. Pastino, C. Michael Jacobi and Samuel P. Frieder were elected as Class II directors to each serve for a three-year term.  The results of the vote were as follows:

Nominee	Total votes for	Total votes withheld
Albert G. Pastino	11,935,974	207,438
C. Michael Jacobi	11,938,691	204,721
Samuel P. Frieder	9,367,455	2,775,957

The other directors continuing to serve after the Annual Meeting were:  Class I directors – C. Turney Stevens and Gary Cademartori (terms expiring in 2013); and Class III Directors – Christopher Lacovara and Dayl W. Pearson (terms expiring in 2012).

2.	Approval of the Company’s Amended and Restated Non-Employee Director Plan

The Company’s Amended and Restated Non-Employee Director Plan was approved.  The results of the vote were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
11,587,046	435,692	120,674	8,658,620

3.	Advisory Vote on Executive Compensation

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by a non-binding, advisory vote.  The results of the vote were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
11,233,376	798,500	111,536	8,658,620

4.	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The shareholders of the Company recommended, by a non-binding vote, that the advisory vote to approve the compensation of the Company’s named executive officers should occur every year.  The results of the vote were as follows:

Total votes for one year	Total votes for two years	Total votes for three years	Total votes abstained
11,398,718	78,420	586,972	79,302

5.	Ratification of Independent Registered Public Accounting Firm

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current year was ratified.  The results of the vote were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
20,624,008	125,128	52,896	0

The Company’s Decision as to Say-on-Frequency

In light of the shareholders’ recommendation that that the advisory vote to approve the compensation of the Company’s named executive officers should occur every year, the Board has determined that the Company will hold the next advisory vote on the compensation of the Company’s named executive officers at the Company’s 2012 annual meeting of shareholders.

Item 8.01.	Other Events.

On June 10, 2011, the Board also took the following actions:

•
The Board created a nominating and corporate governance committee and appointed Gary Cademartori, C. Michael Jacobi and C. Turney Stevens, each a non-employee director of the Board, as members.  Mr. Stevens was also appointed as chairman of the committee;

•	Albert G. Pastino was appointed as a member of the compensation committee of the Board, in addition to the existing members, Messrs. Cademartori (Chair) and Stevens;

•
Mr. Pastino was designated as the Board’s lead independent director, whose duties include serving as chairman of regular Board meetings when the Chairman of the Board is absent, establishing an agenda for meetings of the independent directors of the Board and leading such meetings, and performing such other duties as the Board may establish or delegate; and

•
Daniel P. Gilligan, the Company’s Vice President and Director of Portfolio Administration, was appointed as the Company’s Chief Compliance Officer to succeed in such position Michael I. Wirth, who remains the Company’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation (Registrant)

June 16, 2011 (Date)	/s/ Michael I. Wirth Michael I. Wirth Chief Financial Officer